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                                                                     EXHIBIT 3.5


                                                                          [SEAL]

                          CERTIFICATE OF INCORPORATION

                                       of

                                 BAC FIVE CORP.

          The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

          1. NAME. The name of the corporation is BAC Five Corp. (hereinafter called the "Corporation").

          2. ADDRESS; REGISTERED AGENT. The address of the Corporation's registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

          3. PURPOSES. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. NUMBER OF SHARES; RELATIVE RIGHTS, ETC. The total number of shares of stock which the Corporation shall have authority to issue is: two hundred thousand (200,000), of which one hundred thousand (100,000) shall be Common

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                                                                               2

Stock, par value $.01 per share (the "Common Stock") and one hundred thousand (100,000) shall be Preferred Stock, par value $1.00 per share (the "Preferred Stock").

          The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in said resolutions providing for the issue of such shares of Preferred Stock.

          5. NAME AND ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator are: Stuart I. Rosen, c/o Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019.

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                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 BAC FIVE CORP.

                            ------------------------

                         (Pursuant to Section 241 of the
                General Corporation Law of the State of Delaware)

                            ------------------------

          BAC Five Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          1. The name of the Corporation is BAC Five Corp.

          2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State was February 24, 1987.

          3. This Certificate of Amendment amends the Certificate of Incorporation, as now in effect, to change the name of the Corporation.

          4. Article First of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "The name of the Corporation is Rexnord Germany - I Inc. (hereinafter called the "Corporation")."

          5. It is hereby certified that the Corporation has not received any payment for any of its Stock.

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          6. That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has authorized the undersigned to execute this Certificate of Amendment of the Certificate of Incorporation of the Corporation on this 23rd day of April, 1987.


                                           BAC Five Corp.


                                           By  /s/ Stuart I. Rosen
                                             --------------------------
                                               Stuart I. Rosen
                                               Incorporator

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                                                                          [SEAL]

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

          Rexnord Germany - I, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

          The Present registered agent of the corporation is the Prentice-Hall Corporation Systems, Inc. and the present registered office of the corporation is in the county of Kent

          The Board of Directors of Rexnord Germany - I, Inc. adopted the following resolution on the 10th day of February 1988.

               Resolved, that the registered office of Rexnord Germany - I, Inc. in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation is and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, Rexnord Germany - I, Inc. has caused this statement to be signed by David D. Reen, to Vice President and attested by Jean B. Kurowski its ____________ Secretary this 13th of april 1988.


                                          By /s/ David D. Keen
                                            ----------------------------
                                                 Vice President

ATTEST:


By /s/ Jean B. Kurowski
   ------------------------
     ____________ Secretary